Exhibit 99.1

AON COMPLETES ACQUISITION OF BENFIELD GROUP LIMITED

Aon Benfield Ready to Serve Clients on Day One,

Offering Unparalleled Talent, Innovation, Analytics, Insight and Advice

CHICAGO, November 28, 2008 – Aon Corporation (NYSE: AOC) today announced that it has completed its acquisition of Benfield Group Limited, creating Aon Benfield - the world’s premiere reinsurance intermediary and capital advisor - which will launch on December 1.

“The completion of this transaction marks an important milestone in the history of our firm and a new era of leadership for the global reinsurance industry,” said Greg Case, president and chief executive officer of Aon Corporation.

“We will be ready for action on day one, and our entire team is totally focused on continuing to deliver the best possible solutions for our combined clients during these turbulent times,” noted Andrew Appel, chief executive officer of Aon Benfield.

“Since announcing our agreement, we have received strong support from colleagues and clients alike at both Benfield and Aon.  This enthusiasm is recognition of the unparalleled set of capabilities we can now deliver as the new Aon Benfield,” said Grahame Chilton, vice chairman of Aon Group and former chief executive officer of Benfield.  “I am excited about the prospect of working with Greg and in the development of Aon globally. This deal is an industry-changing event which will create new standards in what intermediaries should be offering to clients.”

Michael O’Halleran, executive chairman of Aon Benfield, added, “By combining the talent and capabilities of Aon Re Global and Benfield Group, we are creating a powerful global franchise capable of expanding and redefining reinsurance and capital market solutions, as well as a compelling opportunity for current and prospective clients.”

As previously announced, the Benfield business will be combined with Aon’s existing and complementary reinsurance operations, creating Aon Benfield, which is expected to benefit from:

•                  World-class talent, including a team of more than 4,000 employees who can offer clients an integrated set of risk management products and services, including treaty and facultative reinsurance, innovative risk capital management and related advisory services;

•                  Enhanced scale and scope, including complementary books of business with minimal overlap in core U.S. and U.K. markets, and in developing markets targeted for growth, such as Asia, Central and Eastern Europe, Africa and Latin America;

•                  Industry leading analytics and modeling, an increasingly differentiating factor in the global market for reinsurance services;

•                  An expanded client base, comprised of the majority of insurance and reinsurance carriers globally; and

•                  Unparalleled market positioning, with the new Aon Benfield being the world leader in treaty, in facultative and the leading broker in capital markets transactions.

Terms of the Agreement and Final Purchase Price

Pursuant to the terms of the previously disclosed Implementation Agreement between Aon and Benfield and the related announcement issued by Aon and Benfield, both dated August 22, 2008, Aon has completed its acquisition of the share capital of Benfield Group Limited for 3.50 British pounds per common share and 2.80 British pounds per preference share, in each case in cash and the assumption of 91 million British pounds of Benfield net debt, representing an enterprise value of approximately 935 million British pounds on a fully diluted basis.  Effective today at 8:00 a.m. London time, Benfield Group common shares were cancelled from the official list of the UK Financial Service Authority.

As of the acquisition’s initial announcement on August 22, the total required U.S. Dollar consideration was estimated at $1.75 billion.  In order to hedge the acquisition’s foreign currency transaction exposure, Aon entered into currency options to purchase British pounds at a fixed exchange rate, enabling Aon to benefit from U.S. Dollar strength.  As of November 25, 2008, the required U.S. Dollar consideration to close the acquisition was estimated at $1.43 billion.  This estimation of the U.S. Dollar consideration represents an approximate $320 million improvement to the previously announced purchase price, before premium costs associated with implementing the hedging program.  As part of the hedging program, Aon previously expensed $6 million of costs in the third quarter and expects to record the remaining $44 million of costs required to complete the hedging program during the fourth quarter.

Aon Benfield Restructuring Plan

In connection with the acquisition, Aon announces a global restructuring plan intended to integrate and streamline operations across the combined Aon Benfield organization. The restructuring plan is expected to result in cumulative costs of approximately $185 million (approximately 120 million British pounds) over a three-year period, encompassing workforce reduction, lease consolidation, asset impairment and other costs associated with the restructuring plan.  An estimated 500 to 700 positions, predominantly non-client facing roles, are expected to be eliminated as part of the plan.  The restructuring plan, before any potential reinvestment of savings, is expected to deliver approximately $33-41 million (approximately 21-27 million British pounds) of savings in 2009, approximately $84-94 million (approximately 54-61 million British pounds) of savings in 2010 and approximately $122 million (approximately 79 million British pounds) of annualized savings in 2011.  All of the components of the restructuring plan are not finalized and actual savings, total costs and timing may vary from those estimated due to changes in the scope or underlying assumptions of the plan.  Amounts stated in US dollars have been converted to British pounds based on USD$1.00 = 0.6466 British pounds.

About Aon Benfield

Aon Benfield is the world’s premier reinsurance intermediary and capital advisor, providing clients with integrated capital solutions and services. The company offers clients access to every traditional and alternative market in the world, through an international network of offices spanning over 50 countries and more than 4,000 professionals. Its worldwide client base is able to access the broadest portfolio of integrated capital solutions and services, world-class talent, unparalleled global reach and local expertise to best meet their business objectives. Aon Benfield is the industry leader in treaty, facultative and capital markets transactions.

About Aon

Aon Corporation is the leading global provider of risk management services, insurance and reinsurance brokerage, human capital and management consulting.  Through its 36,000 colleagues worldwide, Aon readily delivers distinctive client value via innovative and effective risk management and workforce productivity solutions.  Our industry-leading global resources, technical expertise and industry knowledge are delivered locally through more than 500 offices in more than 120 countries.  Aon was named the world’s best broker by Euromoney magazine’s 2008 Insurance Survey.  In 2008, Aon ranked highest on the Business Insurance ranking of the world’s largest insurance brokers based on commercial retail, wholesale, reinsurance and personal lines brokerage revenues.  Aon also was ranked by A.M. Best as the number one global insurance brokerage in 2007 and 2008 based on brokerage revenues, and voted best insurance intermediary, best reinsurance intermediary and best employee benefits consulting firm in 2007 and 2008 by the readers of Business Insurance.  For more information on Aon, log onto http://www.aon.com.

Safe Harbor Statement

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: general economic conditions in different countries in which we do business around the world, changes in global equity and fixed income markets that could affect the return on invested assets, fluctuations in exchange and interest rates that could influence revenue and expense, rating agency actions that could affect our ability to borrow funds, funding of our various pension plans, changes in the competitive environment, our ability to implement restructuring initiatives and other initiatives intended to yield cost savings, changes in commercial property and casualty markets and commercial premium rates that could impact revenues, the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws, the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries, the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions, ERISA class actions, the cost of resolution of other contingent liabilities and loss contingencies, our ability to integrate Benfield Group Limited successfully and to realize the anticipated benefits of the Benfield acquisition.  Further information concerning Aon Corporation and its business, including factors that potentially could materially affect its financial results, is contained in its filings with the Securities and Exchange Commission.

Contacts

Investors

Scott Malchow

Vice President, Investor Relations

T:+1-312-381-3983

Media

David Prosperi

Vice President, Global Public Relations

T:+1-312-381-2485